UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006 (March 2, 2006)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

(a)	Employment Agreement with Robert P. Restrepo, Jr.

On March 2, 2006, Robert P. Restrepo, Jr. entered into an employment agreement (the “Employment Agreement”) with State Auto Financial Corporation (the “Company” or “STFC”), State Auto Property and Casualty Insurance Company, and State Automobile Mutual Insurance Company (“State Auto Mutual”). The Employment Agreement defines “State Auto” as, collectively, the Company, State Auto Mutual and each of their respective present and future wholly owned subsidiaries and insurer affiliates.

The following provides a brief description of the material terms of the Employment Agreement:

•	Mr. Restrepo is to perform the duties and offices of Chairman, President and Chief Executive Officer of State Auto.

•	Mr. Restrepo’s term of employment ends on March 1, 2009, unless sooner terminated due to Mr. Restrepo’s disability or death, voluntary termination of employment, termination by the Company for cause, or termination by the Company without cause. The Employment Agreement may be renewed at the end of its initial term for additional one-year terms with the mutual consent of the parties. If Mr. Restrepo desires to renew the Employment Agreement at the end of any term, but State Auto does not, then this situation will constitute an involuntary termination of Mr. Restrepo’s employment. On the other hand, if State Auto desires to renew the Employment Agreement at the end of any term, but Mr. Restrepo does not, then that situation will constitute a voluntary termination of Mr. Restrepo’s employment.

•	Mr. Restrepo’s base salary will be $600,000 per year, which amount may be increased by the STFC Compensation Committee.

•	The STFC Compensation Committee will provide a cash incentive bonus arrangement for Mr. Restrepo with an incentive target equal to not less than 100% of his then-current base salary. It is contemplated that 75% of this incentive bonus arrangement will be “performance-based compensation” in accordance with Section 162(m) of the Internal Revenue Code and 25% will be payable at the discretion of the STFC Compensation Committee. For the 2006 calendar year, Mr. Restrepo will receive no less than 25% of the incentive target for this cash incentive bonus arrangement. In addition, Mr. Restrepo will be entitled to participate in the State Auto Quality Performance Bonus Plan (“QPB Plan”) or similar cash incentive compensation plans, long term incentive compensation plans, any other cash or equity compensation plans, retirement plans and fringe benefits which are currently or in the future generally made available to executives of State Auto. Since Mr. Restrepo will not be eligible for a bonus under the QPB Plan until the performance period beginning in October 2006, he will be paid an additional bonus equal to the amount of the bonus under the QPB Plan he would have received had he been eligible to receive such a bonus, if such a bonus is actually earned during the first, second or third quarters of 2006. The cash incentive bonus arrangement, the QPB Plan or similar cash incentive plan, and any long term incentive compensation plan are collectively referred to as the “Incentive Compensation Plans.”

•	Mr. Restrepo will receive a cash payment of $400,000 no later than March 7, 2006.

•	Mr. Restrepo will receive 10,500 common shares of STFC, which shares will be subject to restrictions on transfer until March 2, 2009 (the “restricted shares”), and an equity award of options to purchase 30,000 common shares of STFC at an exercise price of $31.94 per share, which was the closing price of STFC common shares on the Nasdaq National Market System on March 2, 2006. Of these options, options to purchase 15,000 common shares of STFC represent additional consideration in contemplation of Mr. Restrepo’s lost opportunities in long term plans sponsored by his former employer. The grant of the restricted shares and options will be made pursuant to the State Auto Financial Corporation Amended and Restated Equity Incentive Compensation Plan and the terms set forth in separate Equity Plan Award Agreements with Mr. Restrepo. The options vest in one third increments over a three year period. Unvested options automatically terminate upon Mr. Restrepo’s termination of employment, except upon retirement, death or disability, or if his employment is terminated without cause under the Employment Agreement, in which case all options become fully vested. There are no stock appreciation rights, performance units, or other instruments granted in tandem with these options, nor are there any reload provisions, tax reimbursement features or performance-based conditions to exercisability.

•	Severance upon termination of employment:

•	In the event Mr. Restrepo is terminated for cause, he will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under the Incentive Compensation Plans.

•	In the event Mr. Restrepo is terminated without cause (other than for death, disability, or retirement), he will be entitled to receive the continuation of his base salary and benefits under his Employment Agreement for a 24-month period and the payment of the average annual bonus payments earned under the Incentive Compensation Plans for the prior two years.

•	In the event Mr. Restrepo becomes disabled, which disability continues for more than six consecutive months in any 12-month period, the Company may terminate Mr. Restrepo’s employment, in which case Mr. Restrepo will be entitled to receive his base salary and payments under the Incentive Compensation Plans to the date of termination. Thereafter, Mr. Restrepo will be entitled to receive 80% of his base salary, less any disability benefits received from any of the Company’s long-term disability benefit plans, throughout the period of his disability or until he attains age 65, whichever first occurs.

•	In the event of Mr. Restrepo’s death, his beneficiaries will receive payment of his base annual salary for twelve months plus a pro-rata share of the compensation earned by Mr. Restrepo under the Incentive Compensation Plan as of the date of death.

•	The Employment Agreement also imposes a post-employment confidentiality covenant and a non-competition covenant on Mr. Restrepo. The confidentiality covenant has a three-year term, while the non-compete has a one-year term and includes a company size factor and a geographic factor as respects the scope of the non-compete. In addition, Mr. Restrepo has agreed that for a period of two years following termination of his employment, he will not hire, solicit for hiring or otherwise induce any employee of State Auto to leave State Auto’s employment.

(B)	Executive Agreement with Robert P. Restrepo, Jr.

Concurrently with entering into the Employment Agreement, the Company and Mr. Restrepo entered into an Executive Agreement (the “Executive Agreement”). The term of the Executive Agreement coincides with the term of Mr. Restrepo’s employment under the Employment Agreement, subject to an extension for 36 months after any month in which a Change of Control occurs, as defined below. The Executive Agreement will terminate if Mr. Restrepo’s employment terminates prior to a Change of Control.

A “Change of Control” of the Company generally includes:

•	The acquisition by any person of beneficial ownership of 25% or more of the Company’s outstanding voting securities;

•	A change in the composition of the board of directors of the Company if a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;

•	A merger involving the Company where the Company’s shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;

•	A sale or other disposition of all or substantially all of the assets of the Company, including a sale of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; or

•	A reorganization or other corporate event involving the Company which would have the same effect as any of the above-described events.

As respects State Auto Mutual, a “Change of Control” includes:

•	State Auto Mutual affiliates with or merges with a third party where a majority of the current board of State Auto Mutual does not continue in office;

•	State Auto Mutual converts to a stock corporation and a majority of the board of directors of State Auto Mutual does not continue to serve on the board of directors of the converted company; or

•	State Auto Mutual is subject to an order of rehabilitation or liquidation issued by the Ohio Department of Insurance, so long as such order has been entered prior to February 9, 2008.

Under the Executive Agreement, the Company or its successor must provide severance benefits to Mr. Restrepo if his employment is terminated (other than on account of Mr. Restrepo’s death or disability or termination for cause):

•	By the Company at any time within 24 months after a Change of Control;

•	By Mr. Restrepo for Good Reason (as defined below) at any time within 24 months after a Change of Control; or

•	By the Company at any time after an agreement has been reached with an unaffiliated third party, the performance of which agreement would result in a Change of Control involving such third party, if such Change of Control is actually consummated within 12 months after the date of such termination.

“Good Reason” generally means the assignment to Mr. Restrepo of duties which are materially and adversely different from or inconsistent with the duties, responsibility or status of Mr. Restrepo’s position during the 12 months prior to the Change of Control, a reduction in Mr. Restrepo’s salary, benefits or incentive bonus or a demand to relocate to more than 35 miles from the Mr. Restrepo’s current location, made by the Company or its successor. Mr. Restrepo’s determination of Good Reason will be conclusive and binding upon the parties if made in good faith.

In addition to accrued compensation, bonuses, and vested benefits and stock options, Mr. Restrepo’s severance benefits payable under the Executive Agreement include:

•	A lump-sum cash payment equal to three times Mr. Restrepo’s annual base salary;

•	A lump-sum cash payment equal to three times the highest annual incentive compensation to which Mr. Restrepo would be entitled;

•	Thirty-six months of continued insurance benefits;

•	Thirty-six months of additional service credited for purposes of retirement benefits; and

•	Out-placement benefits in an amount equal to 15% of Mr. Restrepo’s annual base salary.

The Executive Agreement also provides that the Company will pay Mr. Restrepo such amounts as would be necessary to compensate Mr. Restrepo for any excise tax paid or incurred due to any severance payment or other benefit provided under the Executive Agreement. However, in the event Mr. Restrepo’s contractual severance payments and benefits were subject to any excise tax, but otherwise would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that the Company will not have to pay an excess severance payment and Mr. Restrepo will not be subject to an excise tax.

The Executive Agreement provide that, for a period of five years after any termination of Mr. Restrepo’s employment, the Company will provide Mr. Restrepo with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify, hold harmless, and defend Mr. Restrepo to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by Mr. Restrepo in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of the Company or any subsidiary.

The Company must pay the cost of counsel (legal and accounting) for Mr. Restrepo in the event he is required to take any action to enforce any of the rights granted under his Executive Agreement. In addition, Mr. Restrepo is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce his rights under the Executive Agreement at a rate equal to the prime commercial rate of the Company’s principal bank or its successor in effect from time to time plus 4%.

(c)	Equity Plan Award Agreements with Robert P. Restrepo, Jr.

As described in Item 1.01(a), above, Mr. Restrepo will receive 10,500 common shares of STFC, which shares will be subject to restrictions on transfer until March 2, 2009 (the “restricted shares”), and an equity award of options to purchase 30,000 common shares of STFC at an exercise price of $31.94 per share, which was the closing price of STFC common shares on the Nasdaq National Market System on March 2, 2006. Of these options, options to purchase 15,000 common shares of STFC represent additional consideration in contemplation of Mr. Restrepo’s lost opportunities in long term plans sponsored by his former employer. The grant of the restricted shares and options will be made pursuant to the State Auto Financial Corporation Amended and Restated Equity Incentive Compensation Plan and the terms set forth in separate Equity Plan Award Agreements. The options vest in one third increments over a three year period. Unvested options automatically terminate upon Mr. Restrepo’s termination of employment, except upon retirement, death or disability, or if his employment is terminated without cause under the Employment Agreement, in which case all options become fully vested. There are no stock appreciation rights, performance units, or other instruments granted in tandem with these options, nor are there any reload provisions, tax reimbursement features or performance-based conditions to exercisability.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	Robert H. Moone

On March 3, 2006, Robert H. Moone resigned as President of the Company. Pursuant to the terms of his employment agreement, Mr. Moone will remain an employee of the Company until his retirement in May 2006. This action was taken in connection with the process of appointing a successor to Mr. Moone (see Item 5.02(c), below) in response to Mr. Moone’s previously announced retirement and is consistent with the terms of Mr. Moone’s employment agreement.

See also Item 5.02(b) of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 16, 2006, which information is incorporated herein by reference.

(c)	Robert P. Restrepo, Jr.

On March 3, 2006, Robert P. Restrepo, Jr. was elected as President of the Company. This election was in addition to Mr. Restrepo’s election as Chairman and Chief Executive Officer of the Company on February 10, 2006. This action completes the process of appointing a successor to Robert H. Moone in response to Mr. Moone’s previously announced retirement.

See also Item 5.02(c) of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 16, 2006, which information is incorporated herein by reference.

A description of the material terms of Mr. Restrepo’s employment, executive and equity plan award agreements are set forth in Item 1.01 of this Form 8-K, which descriptions are incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On March 3, 2006, the Company issued a press release announcing, among other things, the election of Robert P. Restrepo, Jr. as President of the Company. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by State Auto Financial Corporation on March 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: March 6, 2006	By	/s/ Steven J. Johnston
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by State Auto Financial Corporation on March 3, 2006.